Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements (Nos. 333-262672 and 333-267016) on Form S-1 and (No. 333-264748) on Form S-8 of our report dated March 28, 2023 with respect to the consolidated financial statements of Gelesis Holdings, Inc.

/s/ KPMG LLP

Boston, Massachusetts

March 28, 2023